UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2010

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	IRS Employer
File Number	Executive Offices and Telephone Number	Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-0478650
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 29, 2010, The Detroit Edison Company (Detroit Edison) filed a general rate case, No. U-16472, with the Michigan Public Service Commission (MPSC). The full text of the filing is available on the MPSC’s website (http://efile.mpsc.state.mi.us/efile/) under case number U-16472. Detroit Edison is a wholly-owned subsidiary of DTE Energy Company (DTE Energy.)

On October 29, 2010, DTE Energy posted a summary and discussion of the filing in the Detroit Edison rate case to the DTE Energy website at www.dteenergy.com. The Summary is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Summary of Detroit Edison’s Rate Case Filing U-16472, dated October 29, 2010.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s and Detroit Edison’s 2009 Forms 10-K and 2010 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 29, 2010

DTE ENERGY COMPANY
(Registrant)

/s/ Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President

THE DETROIT EDISON COMPANY
(Registrant)

/s/ Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Summary of Detroit Edison’s Rate Case Filing U-16472, dated October 29, 2010.